EXHIBIT 5

                                       March 30, 1995

Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois  60025

 Re: 1,000,000 Shares of Common Stock,
     $1.00 par value per share, and
     Associated Stock Purchase Rights

Gentlemen:

  I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Zenith Electronics Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,000,000 shares of Common Stock, $1.00 par value per share (the "New Shares"), of the Company and associated Common Stock Purchase Rights (the "Rights").

  I am familiar with the proceedings to date with respect to the proposed issuance and sale of the New Shares and the Rights and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

 Based on the foregoing, I am of the opinion that:

 1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

 2. The New Shares will be legally issued, fully paid and non-assessable and the associated Rights will be validly issued, in each case when issued and acquired in accordance with the terms and conditions of the Plan.

  This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.


Zenith Electronics Corporation
Page 2


  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to myself included in or made a part of the Registration Statement or Prospectus relating to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.

                                               Very truly yours,


                                               /s/ Richard F. Vitkus
                                               ---------------------
                                               Richard F. Vitkus
                                               Senior Vice President and
                                               General Counsel